Exhibit 4.2

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE (COLLECTIVELY, THE “ACTS”). NEITHER THIS WARRANT NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT HERETO UNDER ALL OF THE APPLICABLE ACTS OR IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT, OR INDEPENDENCE CONTRACT DRILLING, INC. RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO INDEPENDENT CONTRACT DRILLING, INC. TO THE EFFECT THAT SUCH REGISTRATIONS ARE NOT REQUIRED.

WARRANT

to Purchase Common Stock of

INDEPENDENCE CONTRACT DRILLING, INC.

Expiring on March 2, 2015

THIS IS TO CERTIFY THAT, for value received, GLOBAL ENERGY SERVICES OPERATING, LLC, a Delaware limited liability company, or its permitted assignees (the “Holder”), with principal business address at 11616 North Galayda Street Houston, TX 77086, is entitled to purchase from INDEPENDENCE CONTRACT DRILLING, INC., a Delaware corporation (the “Company”), at the place where the Warrant Office designated pursuant to Section 2.1 is located, at a purchase price per share of $20.00 (the “Exercise Price”), ONE MILLION FOUR HUNDRED THOUSAND (1,400,000) duly authorized, validly issued, fully paid and nonassessable shares of common stock, par value $.01 per share, of the Company ( the “Common Stock”) and is entitled also to exercise the other appurtenant rights, powers and privileges hereinafter set forth. The number of shares of Common Stock purchasable hereunder and the Exercise Price are subject to adjustment in accordance with Article III hereof. This Warrant shall expire at 5:00 p.m., C.S.T., on March 2, 2015.

Certain initially capitalized terms used in this Warrant are defined in Article IV.

ARTICLE I

Exercise of Warrant

1.1    Method of Exercise. This Warrant may be exercised in whole or in part from time to time until March 2, 2015, at which time this Warrant shall expire and be of no further force or effect. To exercise this Warrant, Holder shall deliver to the Company, at the Warrant Office designated in Section 2.1, (a) a written notice in the form of the Subscription Notice attached as an exhibit hereto (the “Notice”), stating therein the election of such Holder to exercise this Warrant in the manner provided in the Notice, (b) payment in full of the Exercise Price (in the manner described below) for all Warrant Shares to be purchased hereunder, and (c) this Warrant. This Warrant shall be deemed to be exercised on the date of receipt by the Company of the Notice, accompanied by payment for the Warrant shares to be purchased and surrender of this

Warrant, as aforesaid, and such date is referred to herein as the “Exercise Date.” Upon such exercise, the Company shall issue and deliver to such Holder a certificate for the full number of the Warrant Shares purchased by such Holder hereunder and pursuant to the Notice, against the receipt by the Company of the total Exercise Price payable hereunder for all such Warrant Shares, in cash or by certified or cashier’s check. The Person in whose name the certificate(s) for Common Stock is to be issued shall be deemed to have become a holder of record of such Common Stock on the Exercise Date.

1.2    Net Exercise. Notwithstanding any provisions herein to the contrary, in the event the Warrant is being exercised in connection with or following a Liquidity Event (defined below), if the Current Market Price of one share of Common Stock is greater than the Exercise Price (at the date of exercise), in lieu of exercising this Warrant by payment of cash, the Holder may elect to receive the Warrant Shares equal to the value (as determined below) of this Warrant (or portion thereof being canceled) by surrender of this Warrant at the Warrant Office together with the properly endorsed Notice in which event the Company will issue the Holder (or its designee) a number of shares of Common Stock computed as follows:

Where:

x = Y (A-B)

            A

X = the number of shares of Common Stock to be issued to the Holder.

Y = the number of Warrant Shares being surrendered under the Warrant and pursuant to the Notice (whether a full or partial exercise thereof).

A = the Current Market Price of one share of Common Stock (at the date of exercise).

B = Exercise Price (as adjusted to the date of exercise)

1.3    Fractional Shares. In lieu of any fractional shares of Common Stock which would otherwise be issuable upon exercise of this Warrant, the Company shall in lieu thereof pay to the Person entitled thereto an amount in cash equal to the Current Market Price of such fraction of a share.

ARTICLE II

Warrant Office; Transfer

2.1    Warrant Office. The Company shall maintain an office for certain purposes specified herein (the “Warrant Office”), which office shall initially be the Company’s office at 11616 North Galayda Street Houston, TX 77086, and may subsequently be such other office of the Company or of any transfer agent of the Common Stock in the continental United States of which written notice has previously been given to the Holder. The Company shall maintain, at the Warrant Office, a register for the Warrant in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each permitted assignee of the rights of the registered owner hereof.

2.2    Ownership of Warrant. The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer as provided in this Article II.

2.3    Transfer of Warrants. The Company agrees to maintain at the Warrant Office books for the registration and transfer of this Warrant. This Warrant may be freely transferred, in whole or in part, by the Holder pursuant to the form of Assignment attached as an exhibit hereto, so long as any such transfer is in compliance with the Acts and any other applicable law. The Company, from time to time, shall register the transfer of this Warrant in such books upon surrender of this Warrant at the Warrant Office, properly endorsed or accompanied by appropriate instruments of transfer and written instructions for transfer satisfactory to the Company. Upon any such transfer, a new Warrant shall be issued to the transferee, and the surrendered Warrant shall be canceled by the Company. The Holder of this Warrant shall pay all taxes and all other expenses and charges payable in connection with the transfer of Warrants pursuant to this Section 2.3.

2.4    Acknowledgment of Rights. The Company will, at the time of the exercise of this Warrant in accordance with the terms hereof, upon the request of the Holder, acknowledge in writing its continuing obligation to afford to such Holder any rights (including, without limitation, any right to registration of the Warrant Shares) to which such Holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant, provided that if the Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such Holder any such rights.

2.5    Expenses of Delivery of Warrants. Except as provided in Section 2.3 above, the Company shall pay all reasonable expenses, taxes (other than transfer taxes) and other charges payable in connection with the preparation, issuance and delivery of Warrants and related Warrant Shares hereunder.

2.6    Compliance with Securities Laws. The Holder understands and agrees that the following restrictions and limitations shall be applicable to all Warrant Shares and resales or other transfers thereof pursuant to the Securities Act:

(a)    The Holder agrees that the Warrant Shares shall not be sold or otherwise transferred unless the Warrant Shares are registered under the Securities Act and state securities laws or are exempt therefrom.

(b)    A legend in substantially the following form has been or will be placed on the certificate(s) evidencing the Warrant Shares:

“The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state (collectively, the “Acts”). Neither the shares nor any interest therein may be offered, sold, transferred, pledged, or otherwise disposed except pursuant to an effective registration statement with respect to the shares under all of the applicable Acts or in accordance with Rule 144 under the Securities Act, or Independence Contract Drilling, Inc. receives an opinion of counsel satisfactory to the Independence Contract Drilling, Inc. to the effect that such registrations are not required.”

(c)    Stop transfer instructions have been or will be imposed with respect to the Warrant Shares so as to restrict resale or other transfer thereof, subject to this Section 2.6.

ARTICLE III

Anti-Dilution Provisions

3.1    Adjustment of Exercise Price and Number of Warrant Shares. The Exercise Price shall be subject to adjustment from time to time as hereinafter provided in this Article III. Upon each adjustment of the Exercise Price, except pursuant to Sections 3.l(a)(iii), (iv) and (v), the Holder shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares of the Common Stock (calculated to the nearest whole share) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of the Common Stock purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

(a)    Exercise Price Adjustments. The Exercise Price shall be subject to adjustment from time to time as follows:

(i)    Adjustment for Stock Splits and Combinations. If the Company shall at any time or from time to time after the date hereof (the “Original Issue Date”) effect a subdivision of the outstanding Common Stock, the Exercise Price in effect immediately before such subdivision shall be proportionately decreased. Conversely, if the Company shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately before such combination shall be proportionately increased. Any adjustment under this Section 3.l(a)(i) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(ii)    Adjustment for Common Stock Dividends and Distributions. If the Company at any time or from time to time after the Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, in each such event the Exercise Price that is then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Exercise Price then in effect by a fraction (i) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Exercise Price shall be recomputed accordingly as of the close of business on such record date, and thereafter the Exercise Price shall be adjusted pursuant to this Section 3.l(a)(ii), to reflect the actual payment of such dividend or distribution.

(iii)    Adjustment for Reclassification, Exchange and Substitution. If at any time or from time to time after the Original Issue Date, the Common Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than an Acquisition, Asset Transfer, subdivision or combination of shares, stock dividend, reorganization, merger, consolidation, or sale of assets provided for elsewhere in this Section 3.1(a)), in any such event the Holder shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such shares of Common Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

(iv)    Reorganizations, Mergers, Consolidations or Sales of Assets. If at any time or from time to time after the Original Issue Date, there is a capital reorganization of the Common Stock (other than a recapitalization or subdivision, combination, reclassification, exchange, or substitution of shares provided for elsewhere in this Section 3.1(a)), as a part of such capital reorganization, provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise hereof the number of shares of stock or other securities or property of the Company to which a holder of the number of shares of Common Stock deliverable upon exercise immediately prior to such event would have been entitled as a result of such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3.1(a) with respect to the rights of the Holder after the capital reorganization to the end that the provisions of this Section 3.l(a) (including adjustment of the Exercise Price then in effect and the number of shares issuable upon exercise) shall be applicable after that event and be as nearly equivalent as practicable.

(v)    Issuances of Shares for Price Below the Exercise Price. In the event the Company shall after the date hereof issue any shares of Common Stock, other than Excluded Stock, without consideration or for a consideration per share less than the Exercise Price existing at the time of such issuance, the Exercise Price, as in effect immediately prior to each such issuances, shall forthwith be lowered to a price equal to the quotient obtained by dividing:

A.    an amount equal to the sum of (x) the total number of shares of Common Stock outstanding on a fully diluted basis (but excluding any securities convertible into Common Stock and any rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or securities convertible into Common Stock, in each case bearing a conversion price or exercise price per share which is greater than the consideration per share for which such Common Stock is issued) immediately prior to such issuance, multiplied by the Exercise Price in effect immediately prior to such issuance and (y) the consideration received by the Company upon such issuance; by

B.    the total number of shares of Common Stock outstanding on a fully diluted basis (but excluding any securities convertible into Common Stock and any rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or securities convertible into Common Stock, in each case bearing a conversion price or exercise price per share which is greater than the consideration per share for which such Common Stock is issued) immediately after such issuance.

For the purposes of any adjustment of the Exercise Price pursuant to this paragraph (iv), in the case of the issuance of Common Stock for cash in a public offering or private placement, the consideration shall be deemed to be the amount of cash paid therefor after deducting therefrom any discounts, commissions or placement fees paid by the Company to any underwriter or placement agent in connection with the issuance or sale therefor. In the case of the issuance of Common Stock for consideration in whole or in part other than for cash, the consideration other than cash shall be deemed to be the fair value per share thereof as determined in good faith by the Board, irrespective of any accounting treatment.

(v)    Rounding of Calculations; Minimum Adjustment. All calculations under this Section 3.1(a) and under the definition of Current Market Price shall be made to the nearest cent or to the nearest whole share, as the case may be. Any provision of this Section 3.1 to the contrary notwithstanding, no adjustment in the Exercise Price shall be made if the amount of such adjustment would be less than one percent, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate one percent or more.

(b)    Statement Regarding Adjustments. Whenever the Exercise Price shall be adjusted as provided in Section 3.1(a), and upon each change in the number of shares of the Common Stock issuable upon exercise of this Warrant, the Company shall forthwith file, at the office of any transfer agent for this Warrant and at the principal office of the Company, a statement showing in detail the facts requiring such adjustment and the Exercise Price and new number of shares issuable that shall be in effect after such adjustment, and the Company shall also cause a copy of such statement to be given to the Holder. Each such statement shall be signed by the Company’s chief financial or accounting officer. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of Section 3.l(d).

(d)    Notice to Holders. In the event the Company shall propose to take any action of the type described in clause (i) through (v) of Section 3.l(a), the Company shall give notice to the Holder, in the manner set forth in Section 6.6, which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Exercise Price and the number, kind or class of shares or other securities or property which shall be deliverable upon exercise of this Warrant. In the case of any action which would require the fixing of a record date, such notice shall be given at least ten days prior to the date so fixed, and in case of all other action, such notice shall be given at least 15 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

(e)    Treasury Stock. For the purposes of this Section 3.1, the sale or other disposition of any Common Stock of the Company theretofore held in its treasury shall be deemed to be an issuance thereof.

3.2    Costs. The Holder shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of shares of Common Stock of the Company upon exercise of this Warrant. Additionally, the Company shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares. The Holder shall reimburse the Company for any such taxes assessed against the Company.

3.3    Reservations of Shares. The Company shall reserve at all times so long as this Warrant remains outstanding, free from preemptive rights, out of its treasury Common Stock or its authorized but unissued shares of Common Stock, or both, solely for the purpose of effecting the exercise of this Warrant, sufficient shares of Common Stock to provide for the exercise hereof.

3.4    Valid Issuance. All shares of Common Stock which may be issued upon exercise of this Warrant will, upon issuance by the Company, be duly and validly issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof attributable to any act or omission by the Company, and the Company shall take no action which will cause a contrary result (including, without limitation, any action which would cause the Exercise Price to be less than the par value, if any, of the Common Stock).

ARTICLE IV

Terms Defined

As used in this Warrant, unless the context otherwise requires, the following terms have the respective meanings set forth below or in the Section indicated:

“Acquisition” shall mean any consolidation or merger of the Company with or into any other corporation or other entity or Person, or any other corporate reorganization, in which the stockholders of the Company immediately prior to such consolidation, merger or reorganization, own less than 50% of the Company’s voting power immediately after such consolidation, merger or reorganization, or any transaction or series of related transactions to which the Company is a party in which in excess of fifty percent (50%) of the Company’s voting power is transferred.

“Asset Transfer” shall mean a sale, lease or other disposition of all or substantially all of the assets of the Company.

“Board of Directors” shall mean the Board of Directors of the Company.

“Common Stock” shall mean the Company’s authorized common stock, par value $.01 per share.

“Company” shall mean Independence Contract Drilling, Inc., a Delaware corporation, and any other Person assuming or required to assume the obligations undertaken in connection with this Warrant.

“Current Market Price” shall mean, as of any date:

(i) except in connection with the exercise of the Warrant in connection with a Liquidity Event described in (ii) or (iii) below, if the Company’s Common Stock is traded on a national stock exchange or the Nasdaq Stock Market, for each of the 20 consecutive Trading Days immediately prior to such date, either: (i) the average high and low sales prices of the Common Stock on such Trading Day as reported on the composite tape for the principal national securities exchange on which the Common Stock may then be listed, or (ii) if the Common Stock shall not be so listed on any such Trading Day, the average high and low sales prices of Common Stock in the over-the-counter market as reported by the Nasdaq Stock Market or (iii) if there be no such representative prices reported by the Nasdaq Stock Market, the average lowest bid and highest asked prices at the end of such Trading Day in the over-the-counter market or “pink sheets” as reported by the OTC Electronic Bulletin Board or National Quotation Bureau, Inc., or any successor organization, or

(ii) if the Warrant is being exercised in conjunction with a public offering of the Company’s stock, the price to the public per share pursuant to the offering, or

(iii) in the event of exercise of the Warranty in connection with a Liquidity Event not included in (ii) above, the price per share paid in such acquisition taking into account all non-cash consideration to be paid, with the value of any non-cash consideration paid in connection with any of the foregoing being determined by the Board of Directors in good faith; or

(iv) in any other situation not addressed in (i) through (iv) above, such value as determined by the Board of Directors in good faith.

The term “Trading Day,” for purposes of determining Current Market Price, shall mean a day on which an amount greater than zero can be calculated with respect to the Common Stock under anyone or more of the foregoing categories (i), (ii), and (iii), and the “end” thereof, for the purposes of category (iii), shall mean the exact time at which trading shall end on the New York Stock Exchange.

“Excluded Stock” means shares of Common Stock issuable upon exercise of stock options granted to directors, officers or employees of the Company or its subsidiaries as approved by the Board of Directors of the Company, or (ii) stock dividends or distributions solely in Common Stock or upon any subdivision or combination of shares of Common Stock.

“Exercise Amount” is as defined in Section 1.4 hereof.

“Fair Market Value” is the per share price for the Common Stock as defined in Section 1.4 hereof

“Liquidity Event” means the occurrence of one or more of the following events:

(i)    a registration statement with respect to the Company’s common stock filed pursuant to the Securities Act of 1933, as amended, is declared effective by the Securities and Exchange Commission;

(ii)    the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50 percent or more of either (A) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors or managers (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (ii), the following acquisitions shall not constitute a Liquidity Event: (1) any acquisition directly from the Company or any acquisition by the Company; or (2) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (3) any acquisition by any corporation pursuant to a transaction that complies with clauses (1), (2) and (3) of subsection (ii) of this definition; or

(iii)    Individuals, who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders or members, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iv)    Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Corporate Transaction”) in each case, unless, following such Corporate Transaction, (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 50 percent of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any corporation resulting from such Corporate Transaction or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) beneficially owns, directly or indirectly, 50 percent or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Corporate Transaction and (3) at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Corporate Transaction; or

(v)    Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

“Outstanding,” when used with reference to Common Stock at any date, shall mean all issued shares of Common Stock (including, but without duplication, shares deemed issued pursuant to Article III) at such date, except shares then held in the treasury of the Company.

“Person” shall mean any individual, corporation, partnership, trust, organization, association or other entity.

“Securities Act” shall mean the Securities Act of 1933 and the rules and regulations promulgated thereunder, all as the same shall be in effect at the time.

“Warrant” shall mean this Warrant and any successor or replacement Warrant delivered in accordance with Section 2.3 or Section 6.8.

“Warrant Office” is defined in Section 2.1.

“Warrant Shares” shall mean the shares of Common Stock purchased or purchasable by the Holder upon exercise of this Warrant pursuant to Article I hereof.

ARTICLE V

Covenant of the Company

The Company covenants and agrees that this Warrant shall be binding upon any corporation succeeding to the Company by merger, consolidation, or acquisition of all or substantially all of the Company’s assets.

ARTICLE VI

Miscellaneous

6.1    Entire Agreement. This Warrant contains the entire agreement between the Holder and the Company with respect to the Warrant Shares that it can purchase upon exercise hereof and the related transactions and supersedes all prior arrangements or understanding with respect thereto.

6.2    Governing Law. This Warrant shall be governed by and construed in accordance with the internal laws of the State of Texas, without regard to its conflict of law provisions.

6.3    Waiver and Amendment. Any term or provision of this Warrant may be waived at any time by the party which is entitled to the benefits thereof, and any term or provision of this Warrant may be amended or supplemented at any time by agreement of the Holder and the Company, except that any waiver of any term or condition, or any amendment or supplementation, of this Warrant must be in writing. A waiver of any breach or failure to enforce any of the terms or conditions of this Warrant shall not in any way affect, limit or waive a party’s rights hereunder at any time to enforce strict compliance thereafter with every term or condition of this Warrant.

6.4    Illegality. In the event that any one or more of the provisions contained in this Warrant shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in any other respect and the remaining provisions of this Warrant shall not, at the election of the party for whom the benefit of the provision exists, be in any way impaired.

6.5    Copy of Warrant. A copy of this Warrant shall be filed among the records of the Company.

6.6    Notice. Any notice or other document required or permitted to be given or delivered to the Holder shall be delivered at, or sent by certified or registered mail to such Holder at, the last address shown on the books of the Company maintained at the Warrant Office for the registration of this Warrant or at any more recent address of which the Holder shall have notified the Company in writing. Any notice or other document required or permitted to be given or delivered to the Company, other than such notice or documents required to be delivered to the Warrant Office, shall be delivered at, or sent by certified or registered mail to, the office of the Company or any other address within the continental United States of America as shall have been furnished by the Company to the Holder.

6.7    Limitation of Liability: Not Stockholders. No provision of this Warrant shall be construed as conferring upon the Holder the right to vote, consent, receive dividends or receive notices other than as herein expressly provided in respect of meetings of stockholders for the election of directors of the Company or any other matter whatsoever as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of such Holder for the purchase price of any shares of Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

6.8    Exchange, Loss, Destruction, etc. of Warrant. Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of this Warrant, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation upon surrender and cancellation of this Warrant, the Company will make and deliver a new Warrant of like tenor, in lieu of such lost, stolen, destroyed or mutilated Warrant; provided, however, that the original recipient of this Warrant shall not be required to provide any such bond of indemnity and may in lieu thereof provide his agreement of indemnity. Any Warrant issued under the provisions of this Section 6.8 in lieu of any Warrant alleged to be lost, destroyed or stolen, or in lieu of any mutilated Warrant, shall constitute an original contractual obligation on the part of the Company. This Warrant shall be promptly canceled by the Company upon the surrender hereof in connection with any exchange or replacement. The Holder shall pay all taxes (including securities transfer taxes) and all other expenses and charges payable in connection with the preparation, execution and delivery of Warrants pursuant to this Section 6.8.

6.9    Headings. The Article and Section and other headings herein are for convenience only and are not a part of this Warrant and shall not affect the interpretation thereof.

SIGNATURES BEGIN ON THE FOLLOWING PAGE

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed in its name.

Dated: March 2, 2012

INDEPENDENCE CONTRACT DRILLING, INC.

By:	/s/ Byron Dunn
Name:	Byron Dunn
Title:	Chief Executive Officer

HOLDER

GLOGAL ENERGY SERVICES OPERATING, LLC

By	/s/ Michael Stansberry
Name:	Michael Stansberry
Title:	President

SUBSCRIPTION NOTICE

The undersigned, the holder of the foregoing Warrant, hereby elects to exercise purchase rights for ________ shares of Common Stock represented by said Warrant for, and to purchase thereunder _________ shares of the Common Stock covered by said Warrant and herewith makes payment in full therefor pursuant to Section l.1 of such Warrant, and requests (a) that certificates for such shares (and any securities or other property issuable upon such exercise) be issued in the name of, and delivered to, and (b) if such shares shall not include all of the shares issuable as provided in said Warrant, that a new Warrant of like tenor and date for the balance of the shares issuable thereunder be delivered to the undersigned.

The undersigned represents that (1) unless being exercised in connection with the sale of Common Stock pursuant to a public offering under the Securities Act or other offering exempt from registration under the Securities Act and applicable state law, the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment not with view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares; (2) the undersigned is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in the Company; (3) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned’s own interests; (4) unless being exercised in connection with the sale of Common Stock pursuant to a public offering under the Securities Act or other offering exempt from registration under the Securities Act and applicable state law, the undersigned understands that the shares of Common Stock issuable upon exercise of this Warrant have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein, and, because such securities have not been registered under the Securities Act, they must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available; (5) the undersigned is aware that the aforesaid shares of Cornman Stock may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until the undersigned has held the shares for the number of years prescribed by Rule 144, that among the conditions for use of the Rule is the availability of current information to the public about the Company, and the Company has not made such information available and has no present plans to do so; and (6) the undersigned agrees not to make any disposition of all or any part of the aforesaid shares of Cornman Stock unless and until there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement, or the undersigned has provided the Company with an opinion of counsel satisfactory to the Company, stating that such registration is not required.

Dated: ___________________, 20_

[INSERT NAME OF HOLDER]

By:
Name:
Title:

ASSIGNMENT

For value received, the undersigned (“Assignor”), hereby sells, assigns and transfers unto _______________________ all right, title and interest in, that certain Warrant dated _________, 2012 , and does hereby irrevocably constitute and appoint ___________ attorney to transfer said Warrant on the books of the Company, with full power of substitution.

Dated: _________, 20_

[INSERT NAME OF HOLDER]

By:
Name:
Title:

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